Exhibit 1.1

8,000,000 Shares of Common Stock

EFACTOR GROUP CORP.

PLACEMENT AGENT AGREEMENT

May 8, 2014

Monarch Bay Securities, LLC

500 Birch Street, Suite 4800

Newport Beach, California 92660

Gentlemen:

1.

Introduction.  EFactor Group Corp., a Nevada corporation (the “Company”), proposes to issue and sell to the purchasers, pursuant to the terms and conditions of this Placement Agent Agreement (this “Agreement”) and the subscription agreements in the form of Exhibit A attached hereto (each a “Subscription Agreement,” and collectively, the “Subscription Agreements”) entered into with the purchasers identified therein (each a “Purchaser” and collectively, the “Purchasers”), up to an aggregate of 8,000,000 shares (hereinafter the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”). The Company hereby confirms that Monarch Bay Securities, LLC (“Monarch Bay,” or the “Placement Agent”) will act as Placement Agent in accordance with the terms and conditions hereof.

2.

Agreement to Act as Placement Agent; Placement of Securities.  On the basis of the representations, warranties and agreements of the Company contained herein, and subject to all the terms and conditions of this Agreement:

(a)

The Company has authorized and hereby acknowledges that the Placement Agent will act as its exclusive agent to solicit offers for the purchase of all or part of the Shares from the Company in connection with the proposed offering of the Shares (the “Offering”).  Until the Termination Date (as defined in Section 4), the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase the Shares otherwise than through the Placement Agent. The Placement Agent shall have no authority to bind the Company with respect to any prospective offer to purchase the Shares. The Company hereby acknowledges that the Placement Agent, as agent of the Company, has agreed to use its commercially reasonable best efforts to solicit offers to purchase the Shares from the Company on the terms and subject to the conditions set forth in the Prospectus (as defined below).  The Placement Agent shall use its commercially reasonable best efforts to assist the Company in obtaining performance by each Purchaser whose offer to purchase the Shares was solicited by the Placement Agent and accepted by the Company.  Under no circumstances will the Placement Agent be obligated to underwrite or purchase any Shares for its own account and, in soliciting purchases of Shares, the Placement Agent shall act solely as the Company’s agent and not as principal.  Notwithstanding the foregoing and except as otherwise provided in Section 2, it is understood and agreed that the Placement Agent (or its affiliates) may, solely at its discretion and without any obligation to do so, purchase Shares as principal, provided, however, that any such purchases by the Placement Agent (or its affiliates) shall be fully disclosed to the Company and approved by the Company in accordance with Section 2(c) herein.

(b)

Offers for the purchase of Shares will be solicited by the Placement Agent as agent for the Company at such times and in such amounts as the Placement Agent deems advisable.  The Placement Agent will communicate to the Company, orally or in writing, each offer to purchase Shares received by it as agent of the Company. The Company shall have the sole right to accept offers to purchase the Shares and may reject any such offer, in whole or in part.

(c)

The Shares will be sold to the Purchaser(s) at a price of $0.75 per Share (the “Offering Price”).  The purchases of the Shares by the Purchaser(s) shall be evidenced by the execution of Subscription Agreements by each of the Purchasers and the Company.

(d)

(i)

As compensation for services rendered, on each Closing Date (as defined in Section 4 hereof), the Company shall pay to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount equal to eight percent (8%) of the gross proceeds received by the Company from the sale of the Shares on such Closing Date.  Such amounts described above shall be paid directly to the Placement Agent on the applicable Closing Date.

(ii)

As additional compensation for services rendered, the Company shall issue to the Placement Agent on each Closing Date a warrant (each, a  “Placement Agent Warrant” and collectively, the “Placement Agent Warrants”) to purchase an aggregate amount of shares of Common Stock equal to eight percent (8%) of the Shares issued to the Purchasers on such Closing Date pursuant to the terms of this Agreement, at an exercise price equal to 110% of the Offering Price, during a term commencing six (6) months from the applicable Closing Date and expiring five (5) years from the effective date of the Initial Registration Statement, in substantially the form attached hereto as Exhibit B.  The shares of Common Stock issuable upon exercise of the Placement Agent Warrants are referred to herein as the “Warrant Shares.”

(iii)

No Shares which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Purchaser thereof against payment by such Purchaser. If the Company shall default in its obligations to deliver Shares to a Purchaser whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 8(a).

3.

Representations and Warranties of the Company.

(a)

The Company represents and warrants to the Placement Agent, and agrees with the Placement Agent that:

(i)

A registration statement of the Company on Form S-1 (File No. 333-192574) (including all pre-effective amendments thereto, the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Company meets the requirements for use of Form S-1 under the Securities Act, and the rules and regulations of the Commission thereunder (the “Rules and Regulations”). The Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Placement Agent, and, excluding exhibits thereto, have been declared effective by the Commission in such form and meet the requirements of the Securities Act and the Rules and Regulations.  Other than (A) the Prospectus (as defined below) contemplated by this Agreement and filed pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5 and (B) any Issuer Free Writing Prospectus (as defined below), no other document with respect to the offer and sale of the Shares has heretofore been filed or is required to be filed with the Commission.  No stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.  The various parts of the Initial Registration Statement, including all exhibits thereto and including the information contained in the Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed by virtue of Rules 430B and 430C under the Securities Act to be part of the Initial Registration Statement at the time it became effective, are hereinafter collectively called the “Registration Statement.”  The prospectus included in the Initial Registration Statement at the time of effectiveness thereof, in the form filed pursuant to and within the time limits described in Rule 424(b) under the Rules and Regulations, is hereinafter called the “Prospectus.” Any reference herein to any Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, if any.

(ii)

As of the Applicable Time (as defined below) and as of each Closing Date, as the case may be, neither (A) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time and the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), (B) any individual Limited Use Free Writing Prospectus (as defined below), nor (C) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations that has been made available without restriction to any person), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 18).  As used in this paragraph (ii) and elsewhere in this Agreement:

“Applicable Time” means 6:00 p.m., New York time, on the date of this Agreement or such other time as agreed to by the Company and the Placement Agent.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(iii)

No order preventing or suspending the use of any Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission.

(iv)

At the respective times the Registration Statement and any amendments thereto became or become effective, at the date of this Agreement and at each Closing Date, each Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at each Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (iv) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.  The Prospectus contains all required information under the Securities Act with respect to the Shares and the distribution of the Shares.

(v)

Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Placement Agent as described in Section 5(a)(v), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(vi)

The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(vii)

The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 5(a)(ii) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations) if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(viii)

The Company is not, an “ineligible issuer,” as pursuant to Rules 164, 405 and 433 under the Securities Act.  The Company has not directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than the Prospectus and other materials, if any, permitted under the Securities Act consistent with Section 5(a)(i) below.

(ix)

The Company and each of its subsidiaries (as defined in Section 15) have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization.  The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (A) have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, or business of the Company and its subsidiaries taken as a whole, or (B) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (A) or (B), a “Material Adverse Effect”).  The Company owns or controls, directly or indirectly, only the following corporations, partnerships, limited liability partnerships, limited liability companies, associations or other entities: The E-Factor Corp. and MCC International Limited.

(x)

The Company has the full right, power and authority to enter into this Agreement and the Subscription Agreements, and to perform and to discharge its obligations hereunder and thereunder; and each of this Agreement, each of the Subscription Agreement(s), and this Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except (A) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (B) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (C) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(xi)

The Shares, the Placement Agent Warrants and the Warrant Shares have been duly and validly authorized and the Shares, the Placement Agent Warrants and the Warrant Shares, when issued and delivered against payment therefor or otherwise as provided herein, therein and in the Subscription Agreements, will be duly and validly issued, fully paid and non-assessable and free of any preemptive or similar rights and will conform to the description thereof contained in the General Disclosure Package and the Prospectus.

(xii)

The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with United States federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus.  As of May 6, 2014, there were 62,114,829 shares of

Common Stock issued and outstanding, 2,500,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share, issued and outstanding, and 2,500,000 shares of Common Stock were issuable upon the exercise of all options, warrants and convertible securities outstanding as of such date. Since such date, the Company has not issued any securities, other than Common Stock of the Company issued pursuant to the exercise of stock options previously outstanding under the Company’s stock option plans or the issuance of restricted Common Stock pursuant to employee stock purchase plans.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with United States federal and state securities laws.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described above or accurately described in the General Disclosure Package.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii)

All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, except to the extent set forth in the General Disclosure Package and the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(xiv)

Except as described in the General Disclosure Package, there is no judgment, writ, decree or order, of any court to which the Company is named as a party.

(xv)

The execution, delivery and performance of this Agreement and the Subscription Agreements by the Company, the issuance and sale of the Shares, the Placement Agent Warrants and the Warrant Shares by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvi)

Except for the registration of the Shares under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and FINRA in connection with the offering and sale by the Company of the Shares, the Placement Agent Warrants and the Warrant Shares, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or non-governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement and the Subscription Agreements by the Company, the offer or sale of the Shares, the Placement Agent Warrants and the Warrant Shares or the consummation of the transactions contemplated hereby or thereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.  All corporate approvals (including those of stockholders) necessary for the Company to consummate the transactions contemplated by this Agreement have been obtained and are in effect.

(xvii)

MaloneBailey, LLP, who have certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).  Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, MaloneBailey, LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(xviii)

The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure

Package, the Prospectus and in the Registration Statement, fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, and/or the Prospectus or a document incorporated by reference therein in accordance with Securities Act and the Rules and Regulations, which has not been included or incorporated as so required.  All information contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(xix)

Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development that could reasonably be expected to have a material adverse change, in or affect on the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(xx)

There is no legal or governmental action, suit, claim or proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject, which is required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(xxi)

Except as described in the General Disclosure Package, neither the Company nor any of its subsidiaries (A) is in violation of its charter or by-laws (or analogous governing instrument, as applicable), (B) is in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (B) and (C) of this paragraph (xxi), for any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

(xxii)

The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect.  The Company and its subsidiaries are in compliance with all such Governmental Permits, except where non-compliance, singularly or in the aggregate, would not have a Material Adverse Effect; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect would not, singularly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits.  Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(xxiii)

Neither the Company nor any of its subsidiaries is or, after giving effect to the offering of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will become an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxiv)

Neither the Company nor any of its subsidiaries, or any of their respective officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(xxv)

The Company and its subsidiaries own or possess legally enforceable rights from all necessary third parties (the “Licensors”) in all patents and own or possess legally enforceable rights from all necessary third parties to use the trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, trade secrets and know-how set forth on the attached Schedule E and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company or its subsidiaries with respect to the foregoing.  The Company is unaware of any claims or challenges by any third party that the products or services of the Company infringe any legally enforceable patent held by such third party.  Except where such failure to make the same would not, singularly or in the aggregate, have a Material Adverse Effect, the Company or its subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each intellectual property registration and application for registration owned by the Company or its subsidiaries, respectively, except for such intellectual property applications as have been filed in the name of employees who are contractually obligated to assign all of their rights in and to such intellectual property applications to the Company, and all such applications and registrations have been duly maintained, are subsisting, in full force and effect, have not been cancelled, expired, or abandoned.  Neither the Company nor its subsidiaries has received written notification of any revocation or modification of any registered intellectual property right, or has any reason to believe that any renewable registered intellectual property right will not be renewed, other than any revocation, modification or failure to renew that would not, singularly or in the aggregate, have a Material Adverse Effect.  The business of the Company and its subsidiaries as now conducted, and as proposed to be conducted as described in the General Disclosure Package and the Prospectus, to the knowledge of the Company, does not and will not infringe any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how or other intellectual property right of any person, except where such infringement would not, singly or in the aggregate, have a Material Adverse Effect. There are no oppositions, cancellations, invalidity proceedings, re-examination proceedings, suits, arbitrations, or claims pending or for which notice has been provided or, to the knowledge of Company, threatened, challenging the Company’s or its subsidiaries’ ownership of, right to use, or the validity or enforceability of any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or other intellectual property right of any person which would, singularly or in the aggregate, have a Material Adverse Effect.

(xxvi)

Patent applications for all inventions owned by the Company or its subsidiaries as set forth on the attached Schedule C, or licensed to the Company or its subsidiaries, other than licenses acquired in connection with the purchase and/or use of “off the shelf” software or similar type products, have been duly and properly filed or caused to be filed with the United States Patent and Trademark Office (“PTO”) and, in some cases, applicable foreign and international patent authorities.  Assignments for all patents and patent applications, including, without limitation any continuations, divisionals, continuations-in-part, renewals, reissues and applications for registration of any of the foregoing (collectively, the “Patents”) owned by or licensed to the Company or its subsidiaries that are material to the conduct of the business of the Company or its subsidiaries, other than patents relating to “off the shelf” software or similar type products purchased or used by the Company or its subsidiaries, in the manner in which it has been or is contemplated to be conducted, have been executed and recorded for each named inventor.  With respect to all Patents which are material to the conduct of the business of the Company or its subsidiaries in the manner in which it has been or is contemplated to be conducted: (A) to the knowledge of the Company, all printed publications and patent references material to the patentability of the inventions claimed in the Patents have been disclosed to those patent offices so requiring; (B) to the knowledge of the Company, each of the Company, its subsidiaries and their respective assignors or the Licensors, as applicable, has met its duty of candor and good faith to the PTO for the Patents; (C) to the knowledge of the Company, no material misrepresentation has been made to any patent office in connection with the Patents; (D) the Company is not aware of any facts material to a determination of patentability regarding the Patents not disclosed to the PTO or other applicable patent office; (E) the Company is not aware of any facts not disclosed to the PTO or other applicable patent office that would preclude the patentability, validity or enforceability of any patent or patent application in the Patents; and (F) the Company has no knowledge of any facts that would preclude the Company, its subsidiaries or the Licensors, as applicable, from having clear title to the patents and patent applications in the Patents.

(xxvii)

To the knowledge of the Company, no third party is engaging in any activity that infringes, misappropriates or otherwise violates any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or any other intellectual property right or franchise right owned by or licensed to the Company or its subsidiaries, except as described in the General Disclosure Package and the Prospectus and except for such activities that, singularly or in the aggregate, would not have a Material Adverse Effect.

(xxviii)

With respect to each material agreement governing all rights in and to any patent, trademark, service mark, trade name, copyright, trade secret, license, know-how or any other intellectual property right or franchise right licensed by or licensed to the Company or its subsidiaries: (A) neither the Company nor its subsidiaries has received any notice of indemnification, termination or cancellation under such agreement, received any notice of breach or default under such agreement, which breach has not been cured, or granted to any third party any rights, adverse or otherwise, under such agreement that would constitute a material breach of such agreement; and (B) none of the Company, its subsidiaries nor, to the knowledge of the Company, any other party to such agreement, is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time, would constitute such a material breach or default or permit termination, modification or acceleration under such agreement.

(xxix)

Except as described in the General Disclosure Package, the Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singularly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxx)

There is no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor, to the knowledge of the Company, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the knowledge of the Company, threatened against it and no labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xxxi)

No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could, singularly or in the aggregate, have a Material Adverse Effect.  Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code.  The Company and its subsidiaries have not incurred and could not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which could, singularly or in the aggregate, cause the loss of such qualification.

(xxxii)

The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”).  There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.  In the ordinary course of business, the Company and its subsidiaries conduct periodic reviews of the effect of Environmental Laws on their business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or Governmental Permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Effect.

(xxxiii)

The Company and its subsidiaries each (A) have timely filed all necessary federal, state, local and foreign tax returns, or timely filed extensions for filing such returns, and all such returns were true, complete and correct in all material respects, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided and (B) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (A) and (B) of this paragraph (xxxiii), that would not, singularly or in the aggregate, have a Material Adverse Effect.  The Company and its subsidiaries have not engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.  The accruals and reserves on the books and records of the Company and its subsidiaries in respect of tax liabilities for any taxable period not yet finally determined are adequate to meet any assessments and related liabilities for any such period, and since December 31, 2013, neither the Company nor any of its subsidiaries has incurred any liability for taxes other than in the ordinary course.

(xxxiv)

The Company and each of its subsidiaries carry, or are covered by, insurance with policies in such amounts and covering such risks generally deemed by the Company to be adequate for the conduct of their respective businesses and the value of their respective properties.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither the Company nor any of its subsidiaries have, within the past five (5) years, been denied any insurance coverage that they have sought or for which they have applied.  Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(xxxv)

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Rules”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the General Disclosure Package and the Company’s periodic reports filed under the Exchange Act, the Company’s internal control over financial reporting is materially effective. Except as described in the General Disclosure Package and the Company’s periodic reports filed under the Exchange Act, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s internal control over financial reporting is overseen by the Board of Directors of the Company in accordance with the Exchange Act Rules.  Except as described in the General Disclosure Package and the Company’s periodic reports filed under the Exchange Act, the Company has not publicly disclosed or reported to the Board, and within the next 90 days the Company does not reasonably expect to publicly disclose or report to the Board, a significant deficiency, material weakness, change in internal control over financial reporting or fraud involving management or other employees who have a significant role in the internal control over financial reporting (each an “Internal Control Event”), any violation of, or failure to comply with, the U.S. Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xxxvi)

A member of the Audit Committee has confirmed to the Chief Executive Officer or Chief Financial Officer of the Company that, except as set forth in the General Disclosure Package, the Audit Committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (C) any Internal Control Event.

(xxxvii)

The minute books of the Company and each of its subsidiaries that would be a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X (such a significant subsidiary of the Company, a “Significant Subsidiary”) have been made available to the Placement Agent and counsel for the Placement Agent, and such books (A) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of its Significant Subsidiaries since the time of their respective incorporation or organization through the date of the latest meeting and action, and (B) accurately in all material respects reflect all transactions referred to in such minutes.

(xxxviii)

There is no material agreement, lease, contract, or other agreement or document required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not so described or filed therein as required; and all descriptions of any such agreement, lease, contract, or other agreement or document contained in the General Disclosure Package and in the Prospectus or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects.  Other than as described in the General Disclosure Package, no such agreement, lease, contract or other agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and neither the Company nor any of its subsidiaries has received notice nor does the Company have knowledge of any such pending or threatened suspension or termination.

(xxxix)

No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(xl)

No person or entity has the right to exercise any preemptive rights to purchase the Company’s securities, or to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such rights in writing or who have been given timely and proper written notice and have failed to exercise such rights within the time or times required under the terms and conditions of such right.  Except as described in the General Disclosure Package, there are no persons with preemptive rights or other rights to subscribe for securities of the Company, or registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(xli)

Neither the Company nor any of its subsidiaries owns any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulations T, U or X of the Federal Reserve Board.

(xlii)

Other than any contracts or agreements between the Company and the Placement Agent, neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement, the Subscription Agreements, the Registration Statement, the General Disclosure Package or the Prospectus.

(xliii)

Except as described in the General Disclosure Package and as set forth in Schedule B, and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xliv)

Since the date as of which information is given in the General Disclosure Package and the Prospectus through the date hereof, and except as set forth in the General Disclosure Package and as set forth in Schedule B, neither the Company nor any of its subsidiaries has (A) issued or granted any securities other than options to purchase Common Stock pursuant to the Company’s stock option plan or shares of Common Stock issued or issuable upon exercise thereof, (B) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (C) entered into any material transaction other than in the ordinary course of business or (D) declared or paid any dividend on its capital stock.

(xlv)

No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the General Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlvi)

The Company is in material compliance with all applicable provisions of (A) the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect.

(xlvii)

There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the Rules and Regulations) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s or any of its subsidiaries’ liquidity or the availability of or requirements for their capital resources required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required.

(xlviii)

The statistical and market related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(xlix)

The Common Stock is quoted on the OTC Bulletin Board, and the Company has taken no action designed to, or reasonably likely to have the effect of, having the Common Stock no longer being quoted on the OTC Bulletin Board.  Except as described in the General Disclosure Package or the Prospectus, the Company has not received any notification that the Commission, FINRA or the OTC Bulletin Board is currently contemplating terminating such quotation.

(l)

Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state, local or foreign office in violation of any law (including the Foreign Corrupt Practices Act of 1977, as amended) or of the character required to be disclosed in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein.

(li)

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, applicable money laundering statutes of all jurisdictions and the applicable rules, related rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened against the Company or any of its subsidiaries.

(lii)

Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(liii)

Neither the Company nor any subsidiary nor any of their affiliates (within the meaning of FINRA’s Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person of, any member firm of FINRA (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA).  At the time the Registration Statement was declared effective, the Company met, and as of the date hereof meets, the then applicable requirements for the use of Form S-1.

(liv)

As of the Applicable Time, and at the Closing Date, the Company is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)).

(lv)

The conditions to the use of Form S-1 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied. The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act.

4.

Closing.  The time and date of the completion of the purchase and sale of a portion of the Shares to the Purchasers thereof pursuant to the terms hereof shall be at 7:00 a.m., California time (the “Closing Time”) on various dates established by the Placement Agent and the Company (each, a “Closing Date”) at the offices of the Placement Agent or at such other place or in such other customary manner as shall be agreed upon by the Placement Agent and the Company, including via electronic transmittal of Closing documents; provided, however, that each such Closing Date shall occur on or prior to the earlier of the following dates (the “Termination Date”) (i) May 30, 2014 and (ii) the date that the Placement Agent notifies the Company of the completion of the offering of all of the Shares.

5.

Further Agreements of the Company.

(a)

The Company agrees with the Placement Agent and the Purchasers:

(i)

To notify the Placement Agent immediately of the Company’s intention to file or prepare any supplement or amendment to any Registration Statement or to the Prospectus and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Placement Agent shall reasonably object by notice to the Company after a reasonable period to review; to advise the Placement Agent, promptly after it receives notice thereof, of the time when any amendment to any Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Placement Agent with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rules 433(d) or 163(b)(2) of the Rules and Regulations, as the case may be; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Shares; to advise the Placement Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(ii)

The Company represents and agrees that, unless it obtains the prior consent of the Placement Agent, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the General Use Free Writing Prospectus(es), if any.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Placement Agent that such Placement Agent otherwise would not have been required to file thereunder.

(iii)

If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act any event occurs or condition exists as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made when the Prospectus is delivered (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations), not misleading, or if it is necessary at any time to amend or supplement any Registration Statement or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, that the Company will promptly notify the Placement Agent thereof and upon their request will prepare an appropriate amendment or supplement to the Prospectus that corrects such statement or omission or effect such compliance and will furnish without charge to the Placement Agent and to any dealer in securities as many copies as the Placement Agent may from time to time reasonably request of such amendment or supplement.

(iv)

If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Placement Agent, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Placement Agent and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(v)

If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading, the Company has promptly notified or will promptly notify the Placement Agent so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 18).

(vi)

Upon request, to furnish promptly to the Placement Agent and to counsel for the Placement Agent a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(vii)

To the extent not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), to deliver promptly to the Placement Agent in Newport Beach, California such number of the following documents as the Placement Agent shall reasonably request:  (A) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (B) any Issuer Free Writing Prospectus, (C) the Prospectus, (D) conformed copies of any amendment to the Registration Statement (excluding exhibits), (E) any amendment or supplement to the General Disclosure Package or the Prospectus and (F) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto).

(viii)

To make generally available to its shareholders  (which may be satisfied by filing on the EDGAR system) as soon as practicable, but in any event not later than sixteen (16) months after the effective date of each Registration Statement (as defined in Rule 158© of the Rules and Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(ix)

To take promptly from time to time such actions as the Placement Agent may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as the Placement Agent may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations or as a dealer in securities in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(x)

To the extent not available on the EDGAR system, upon request, during the period that the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Shares, (A) as soon as they are available, copies of all reports or other communications furnished to shareholders, and (B) as soon as they are available, copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Shares are listed or quoted.

(xi)

The Company will cause each person listed in Schedule D to furnish to the Placement Agent, prior to the date of this Agreement, a letter, substantially in the form of Exhibit C hereto, pursuant to which each such person shall agree, among other things, not to directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, not to engage in any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, directly or indirectly, the economic risk of ownership of Common Stock or any such securities and not to engage in any short selling of any Common Stock or any such securities, for a period of one hundred twenty (120) days from the date of effectiveness of the Registration Statement with the Commission, without the prior written consent of Monarch Bay.  Anything contained herein to the contrary notwithstanding, at least two business days before the release or waiver of the restrictions on the transfer of any securities pursuant to the terms of the letter referenced in this section, the Placement Agent will notify the Company of the impending release or waiver and announce the impending release or waiver through a major news service, except where the release or waiver is effected solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the same the restrictions contained in the letter referenced in this section.

(xii)

To supply the Placement Agent and counsel for the Placement Agent with copies of all future correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or any of the Registration Statement, the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(xiii)

Prior to the Termination Date, to furnish to the Placement Agent, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

(xiv)

Prior to the Termination Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

(xv)

Until the Placement Agent shall have notified the Company of the completion of the offering of the Shares, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(xvi)

Not to take any action prior to the Termination Date that would require the Prospectus to be amended or supplemented.

(xvii)

To at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(xviii)

To maintain, at its expense, a registrar and transfer agent for its Common Stock.

(xix)

To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”  The Company shall manage its affairs and investments in such a manner as not to be or become an “investment company” within the meaning of the Investment Company Act and the rules and regulations thereunder.

(xx)

To use its reasonable best efforts to maintain the quotation of the Common Stock on the OTC Bulletin Board.

(xxi)

To use its reasonable best efforts to assist the Placement Agent with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent.

(xxii)

To use its reasonable best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Termination Date and to satisfy all conditions precedent to the delivery of the Shares.

6.

Payment of Expenses.  The Company agrees to pay, or reimburse if paid by the Placement Agent, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Purchasers and the Placement Agent Warrants and Warrant Shares to the Placement Agent and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing this Agreement, the Subscription Agreements and any closing document by mail, telex or other means of communications; (d) the fees and expenses (including related fees and expenses of counsel for the Placement Agent) incurred in connection with securing any required review by FINRA of the terms of the sale of the Shares and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related fees and expenses of counsel to the Placement Agent) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and of preparing, printing and distributing wrappers, Blue Sky Memoranda and Legal Investment Surveys; (g) the cost of preparing and printing stock certificates; (h) all fees and expenses of the registrar and transfer agent of the Shares, the Placement Agent Warrants and the Warrant Shares; (i) the fees, disbursements and expenses of counsel to the Placement Agent (up to a maximum of $100,000); (j) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the officers of the Company and, with the prior approval of the Company, of such consultants and (k) all other costs and expenses incident to the offering of the Shares or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants).  Notwithstanding anything herein to the contrary, the Company shall reimburse Monarch Bay upon request for any accountable out-of pocket expenses customarily borne by an issuer (excluding fees, disbursements and expenses of counsel to the Placement Agent which shall be paid or reimbursed pursuant to Section 6(i) above), up to a maximum of $20,000; provided, however, that any single expense over $500 will be pre-approved in writing by the Company. A retainer against out-of-pocket accountable expenses anticipated to be incurred by the Placement Agent in the amount of $20,000 has been paid by the Company to the Placement Agent and, in accordance with FINRA Rule 5110(f)(2)(C), such retainer will be reimbursed to the Company to the extent such out-of-pocket expenses are not actually incurred.

7.

Conditions to the Obligations of the Placement Agent and the Purchasers, and the Sale of the Shares.  The respective obligations of the Placement Agent hereunder and the Purchasers under the Subscription Agreements are subject to the accuracy, when made and as of the Applicable Time and on the applicable Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)

The Registration Statement is effective under the Securities Act, and no stop order suspending the effectiveness of any Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent; and each Issuer Free Writing Prospectus (except for a road show), if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 5(a)(i); and, if applicable, FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)

The Placement Agent shall not have discovered and disclosed to the Company on or prior to the applicable Closing Date that any Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)

All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Subscription Agreements, the Shares, the Placement Agent Warrants, the Warrant Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)

Ellenoff Grossman & Schole LLP shall have furnished to the Placement Agent such counsel’s written opinion and negative assurance statement, as counsel to the Company, addressed to the Placement Agent and the Purchasers and dated as of the applicable Closing Date, in form and substance satisfactory to counsel for the Placement Agent.

(e)

The Placement Agent shall have received from Troutman Sanders LLP, counsel for the Placement Agent, such opinion or opinions, dated as of the applicable Closing Date, with respect to such matters as the Placement Agent may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(f)

At the time of the execution of this Agreement, the Placement Agent shall have received from MaloneBailey, LLP a letter, addressed to the Placement Agent, executed and dated such date, in form and substance satisfactory to the Placement Agent (i) confirming that they are an independent registered accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)

On the effective date of any post-effective amendment to any Registration Statement and on the applicable Closing Date, the Placement Agent shall have received a letter (the “Bring-Down Letter”) from MaloneBailey, LLP addressed to the Placement Agent and dated the Closing Date confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the

Placement Agent concurrently with the execution of this Agreement pursuant to paragraph (f) of this Section 7.

(h)

The Company shall have furnished to the Placement Agent and the Purchasers a certificate, dated as of the applicable Closing Date, of its its President or a Vice President and its Chief Financial Officer stating that (i) nothing has come to their attention to lead them to believe that the Registration Statement and each amendment thereto, at the Applicable Time, as of the date of this Agreement and as of the applicable Closing Date included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the General Disclosure Package, as of the Applicable Time and as of the applicable Closing Date, any Permitted Free Writing Prospectus as of its date and as of the applicable Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the applicable Closing Date, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) since the effective date of the Initial Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus, (iii) to their knowledge, as of the applicable Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the applicable Closing Date, and (iv) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any Material Adverse Change, or any change or development that, singularly or in the aggregate, would involve a Material Adverse Change.

(i)

Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth in Schedule B and the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (i), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(j)

No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares, the Placement Agent Warrants or the Warrant Shares or materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares, the Placement Agent Warrants or the Warrant Shares or materially and adversely affect the business or operations of the Company.

(k)

Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, NASDAQ or the NYSE MKT LLC or in the over-the-counter market, including the OTC Bulletin Board, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(l)

The Placement Agent shall have received the written agreements, substantially in the form of Exhibit C hereto, of the executive officers and directors of the Company listed in Schedule F to this Agreement.

(m)

The Company shall have entered into Subscription Agreements with each applicable Purchaser and such agreements shall be in full force and effect.

(n)

The Company and the Placement Agent shall have entered into an escrow agreement with a commercial bank or trust company reasonably satisfactory to both parties pursuant to which the Purchasers shall deposit their subscription funds in an escrow account and the Company and the Placement Agent shall jointly authorize the disbursement of funds from the escrow account.  The Company shall pay the reasonable fees of the escrow agent.

(o)

Prior to the applicable Closing Date, the Company shall have furnished to the Placement Agent such further information, opinions, certificates (including a Secretary’s Certificate), letters or documents as the Placement Agent shall have reasonably requested.

(p)

Within one (1) business day of the date of this Agreement, the Company shall have prepared and filed with the Commission a Current Report on Form 8-K including as an exhibit thereto this Agreement and the exhibits to this Agreement.

(q)

On the applicable Closing Date, the Company shall have issued and delivered to the Placement Agent the Placement Agent Warrant.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

8.

Indemnification and Contribution.

(a)

The Company shall indemnify and hold harmless the Placement Agent, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents (which will provide services to the Placement Agent) and its affiliates, and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Placement Agent Indemnified Parties,” and each a “Placement Agent Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Placement Agent Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any breach of the representations and warranties of the Company contained herein or the failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by the Placement Agent in connection with, or relating in any manner to the Shares or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (i), (ii) or (iii) above of this Section 8(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted primarily from any such act or failure to act undertaken or omitted to be taken by the Placement Agent through its gross negligence or willful misconduct), and shall reimburse the Placement Agent Indemnified Party promptly upon demand for any reasonable legal fees or other expenses reasonably incurred by that Placement Agent Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 18). This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Placement Agent Indemnified Party.

(b)

The Placement Agent shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent’s Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  Notwithstanding the provisions of this Section 8(b), in no event shall any indemnity by the Placement Agent under this Section 8(b) exceed the total compensation received by such Placement Agent in accordance with Section 2(d).

(c)

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 8(a) or Monarch Bay in the case of a claim for indemnification under Section 8(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Monarch Bay if the indemnified parties under this Section 8 consist of any Placement Agent Indemnified Party or by the Company if the indemnified parties under this Section 8 consist of any Company Indemnified Parties.  Subject to this

Section 8(c), the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)

If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or Section 8(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 8(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(d), but also the relative fault of the Company on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Placement Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement and the Subscription Agreements (before deducting expenses) received by the Company bear to the total fees received by the Placement Agent in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agent for use in any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information as defined in Section 18.  The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any reasonable legal fees or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 8(d), and except in the case of fraud or willful misconduct, the Placement Agent shall not be required to contribute any amount in excess of the total compensation received by the Placement Agent in accordance with Section 2(e) less the amount of any damages which the Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.

Termination.  The obligations of the Placement Agent and the Purchasers hereunder and under the Subscription Agreements may be terminated by the Placement Agent, in its absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 7(i), 7(j), or 7(k)  have occurred.  The Company hereby acknowledges that in the event that this Agreement is terminated by the Placement Agent pursuant to the terms hereof, the Subscription Agreements shall automatically terminate without any further action on the part of the parties thereto.

10.

Reimbursement of Placement Agent’s Expenses.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 9, (b) the Company shall fail to tender the Shares for delivery to the Purchasers for any reason not permitted under this Agreement or the Subscription Agreements, or (c) the sale of the Shares is not consummated because any condition to the obligations of the Purchasers or the

Placement Agent set forth herein is not satisfied or because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then the Company shall reimburse the Placement Agent for its reasonable and documented fees and expenses, in accordance with Section 6.

11.

Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)

the Placement Agent’s responsibility to the Company is solely contractual in nature, the Placement Agent has been retained solely to act as Placement Agent in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and the Placement Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agent has advised or is advising the Company on other matters;

(b)

the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Purchasers, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)

it has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)

it waives, to the fullest extent permitted by law, any claims it may have against the Placement Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.

Successors; Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent, the Company, and their respective successors and assigns.  This Agreement shall also inure to the benefit of the Purchasers, and each of their respective successors and assigns, which shall be third party beneficiaries hereof. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Placement Agent Indemnified Parties, and the indemnities of the Placement Agent shall be for the benefit of the Company Indemnified Parties.  It is understood that Placement Agent’s responsibility to the Company is solely contractual in nature and the Placement Agent does not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.  No Purchaser shall be deemed to be a successor or assign by reason merely of such purchase.

13.

Survival of Indemnities, Representations, Warranties, Etc.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the Placement Agent, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent, the Company, the Purchasers or any person controlling any of them and shall survive delivery of and payment for the Shares.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 9, the indemnity and contribution agreements contained in Section 8 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14.

Notices.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)

if to the Placement Agent, shall be delivered or sent by mail, telex, facsimile transmission or email to Monarch Bay Securities, LLC, Attention: Keith Moore; Address: 500 Birch Street, Suite 4800, Newport Beach, California 92660; Fascimile: (815) 301-8099; Email: keith@monarchbayassociates.com and david@monarchbayassociates.com; and

(b)

if to the Company, shall be delivered or sent by mail, telex, facsimile transmission or email to Efactor Group Corp., Attention: Adriaan Reinders, Address: 605 Market Street, Suite 600, San Francisco, CA 94105; Facsimile: (647) 390-2407; Email: adrie@efactorgroup.com and marion@efactorgroup.com and ;

provided, however, that any notice to the Placement Agent pursuant to Section 8 shall be delivered or sent by mail, telex or facsimile transmission to the Placement Agent at its address set forth in its acceptance telex to the Placement Agent, which address will be supplied to any other party hereto by the Placement Agent upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15.

Definition of Certain Terms.  For purposes of this Agreement, (a) “business day” means any day on which the OTC Bulletin Board is open for trading, (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations, and (c) “to the Company’s knowledge” or “to the knowledge of the Company” or words of similar import shall mean to the actual knowledge of any executive officer or director of the Company.

16.

Lock-up Restriction.  Monarch Bay hereby agrees that, as required by Rule 5110(g)(1) of the FINRA Rules, neither the Placement Agent Warrants nor the Warrant Shares shall be exercised, sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction,  that would result in the effective economic disposition of the securities by any person for a period of 180 days following the effective date of the Initial Registration Statement.

17.

Governing Law, Agent for Service and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of California located in the County of Orange or in the United States District Court for the Central District of California, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Placement Agent each hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company and the Placement Agent each hereby consent to personal jurisdiction, service and venue in any court in which any legal proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Company or the Placement Agent.  The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Placement Agent and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

18.

Placement Agent’s Information.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Placement Agent’s Information consists solely of the following information in the Prospectus:  (a) the third paragraph on the front cover page concerning the terms of the offering; and (b) the statements concerning the Placement Agent contained in the second paragraph under the heading “Plan of Distribution.”

19.

Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.

General.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof including, without limitation, that certain Placement Agreement and Advisory Services Agreement dated as of January 13, 2014 between the Company and Monarch Bay.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Placement Agent.

21.

Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

EFACTOR GROUP CORP.

By: /s/Adriaan Reinders
Name: Adriaan Reinders
Title: Chairman/CEO

Accepted as of the date

first above written:

MONARCH BAY SECURITIES, LLC

By: /s/ Keith Moore
Name: Keith Moore
Title: Principal

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